UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

POWERSHARES DB US DOLLAR INDEX BULLISH FUND
(A Series of PowerShares DB US Dollar Index Trust)
(Registrant)
DB US DOLLAR INDEX BULLISH MASTER FUND
(A Series of DB US Dollar Index Master Trust)
(Rule 140 Co-Registrant)

(Exact name of registrant as specified in its charter)
Delaware	87-0778082 (Registrant) 87-0778083 (Co-Registrant)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o DB Commodity Services LLC 60 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-150588, 333-150588-02, 333-150588-01 and 333-150588-04 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of class)

Item 1.                      Description of Registrant’s Securities to be Registered.

The description of securities to be registered contained in Registrant's Prospectus filed with the commission pursuant to Rule 424(b) under the Securities Act (File Nos. 333-150588, 333-150588-02, 333-150588-01 and 333-150588-04) is incorporated by reference into this registration statement.

Item 2.                                Exhibits.

The information required by this item is incorporated by reference to the exhibits to the registration statements previously filed as follows:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement**

4.1	Amended and Restated Declaration of Trust and Trust Agreement of the Registrant**

4.2	Amended and Restated Declaration of Trust and Trust Agreement of the Co-Registrant**

4.3	Form of Participant Agreement**

4.4	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)**

10.2	Form of Customer Agreement between the Co-Registrant and Deutsche Bank Securities Inc.*
*Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Form S-1 on October 16, 2006 and incorporated herein by reference.

**Previously filed as an exhibit to Pre-Effective Amendment No. 2 to Form S-1 on January 17, 2007 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The County of New York in the State of New York on the 21st day of November, 2008.

PowerShares DB US Dollar Index Trust with respect to PowerShares DB US Dollar Index Bullish Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name: Kevin Rich
Title: Managing Director and Chief Executive Officer

By:	/s/ Martin Kremenstein
Name: Martin Kremenstein
Title: Chief Operating Officer

DB US Dollar Index Master Trust with respect to DB US Dollar Index Bullish Master Fund

By:	DB Commodity Services LLC,
its Managing Owner

By:	/s/ Kevin Rich
Name: Kevin Rich
Title: Managing Director and Chief Executive Officer

By:	/s/ Martin Kremenstein
Name: Martin Kremenstein
Title: Chief Operating Officer